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                                                                    EXHIBIT 99.2

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens:
i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                GIVE THE
                                SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:       NUMBER OF--
--------------------------------------------------------
 1.  An individual's account    The individual

 2.  Two or more individuals    The actual owner of the
     (joint account)            account or, if combined
                                funds, any of the
                                individuals(1)

 3.  Husband and wife (joint    The actual owner of the
     account)                   account or, if joint
                                funds, either person(1)

 4.  Custodian account of a     The minor(2)
     minor (Uniform Gift to
     Minors Act)

 5.  Adult and minor (joint     The adult or, if the
     account)                   minor is the only
                                contributor, the
                                minor(1)

 6.  Account in the name of     The ward, minor, or
     guardian or committee for  incompetent person(3)
     a designated ward, minor,
     or incompetent person

 7.  a. The usual revocable     The grantor-trustee(1)
        savings trust account

     b. So-called account that The actual owner(1) is not a legal or valid trust under State law.

 8.  Sole proprietor account    The owner(4)

--------------------------------------------------------
--------------------------------------------------------
                                GIVE THE EMPLOYER
                                IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:       NUMBER OF--
--------------------------------------------------------

 9.  A valid trust, estate, or  The legal entity (Do not
     pension trust              furnish the identifying
                                number of the personal
                                representative or
                                trustee unless the legal
                                entity itself is not
                                designated in the
                                account title.)(5)

10.  Corporate account          The corporation

11.  Religious, charitable or   The organization
     educational organization
     account

12.  Partnership accounting     The partnership
     held in the name of the
     business

13.  Association, club or       The organization
     other tax-exempt
     organization

14.  A broker or registered     The broker or nominee
     nominee

15.  Account with the           The public entity
     Department of Agriculture
     in the name of a public
     entity (such as a State
     or local government,
     school district, or
     prison) that receives
     agricultural program
     payments

--------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN.

(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration and the Internal Revenue Service (IRS), respectively and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING--

    Payees specifically exempted from backup withholding on certain specific payments including the following:

    - A corporation

    - A financial institution

    - An organization exempt from tax under section 501(a), or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An entity registered at all times under the Investment Company Act of 1940.

    - An exempt charitable remainder trust, or a non-exempt trust described in
      Section 4947(a)(1).

    - A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount renewed is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taypayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt interest dividends under section 852).

    - Payments described in section 6049(b)(5) to non-resident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

Exempt payees described above must still complete the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM ENCLOSED HEREWITH WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE EXEMPT ON THE FACE OF THE FORM, AND SIGN AND DATE THE FORM.

    Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 605N.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of the recipient's tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer.

    Certain penalties may also apply.

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure which is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which result in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Falsifying certification or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.